October 14, 1994


Mr. John Moore
Olympia & York
237 Park Avenue
New York, New York 10017

    Re:  Proposed Restructure of Two Broadway,
         1290 Avenue of the Americas and
         237 Park Avenue, New York, New York

Dear John:


      This   letter  summarizes  the  general  terms   and

conditions of certain agreements among O&Y Equity Company,

L.P.  ("Equity"),  O&Y NY Building Corp. ("Building  Corp"

and,  together  with  Equity, "O&Y")  and  JMB/NYC  Office

Building Associates, L.P. ("JMB") with respect to the  New

York partnerships named 1290 Associates ("1290"), 237 Park

Avenue  Associates  ("237"),  2  Broadway  Associates  ("2

Broadway  Building")  and  2  Broadway  Land  Company  ("2

Broadway  Land").  1290, 237, 2 Broadway  Building  and  2

Broadway Land will be collectively herein called the

"Partnerships".  Such agreements are as follows:









Mr. John Moore
October 14, 1994
Page 2


     1.    As soon as practicable and, in any event, prior

to the bankruptcy filing described in the Summary of Terms

referred to in paragraph 3 below:

          (a)   O&Y  and JMB will assume (subject  to  the

limitation  on liability described in the next  sentence),

as partners in 2 Broadway Building and 2 Broadway Land, in

the amounts set forth below, that portion of those certain

floating  rate notes ("Bondholder Debt") in  the  original

principal  amount of $970,000,000 (secured by  a  mortgage

covering  property of each of the Partnerships)  which  is

allocable  to  2  Broadway Building and 2  Broadway  Land,

respectively.  The amount of the Bondholders Debt  assumed

by O&Y and JMB as aforesaid will be as follows:


                                    Bondholder        Debt
Bondholder Debt
                             Allocable to 2      Allocable
to 2
                              Broadway Building   Broadway
Land

Equity                   $ 93,345,927. 00     $ 7,000,945.00
Building Corp.               6,734,375.00         505,078.00
JMB                        135,979,509.00      10,198,463.00

                         $236,059,811. 00     $17,704,486.00


     The respective liability of O&Y and JMB by reason  of

such assumption will be limited to their respective equity

interests  in 237 and 1290 and neither O&Y nor  JMB  shall

have  any  personal  liability  in  connection  with   the

Bondholder Debt.

Mr. John Moore
October 14, 1994
Page 3


      (b)    Immediately  following  the   assumption   of

indebtedness  described in subsection (a) above,  237  and

1290  will  assume, for the benefit of O&Y and  JMB,  that

portion  of  the Bondholder Debt that had been assumed  by

O&Y  and JMB pursuant to subsection (a) above. The portion

of  the  Bondholder  Debt  assumed  by  237  and  1290  as

aforesaid will be $153,764,297 by 237 and $100,000,000  by

1290.  The  liability of 237 and 1290 under the assumption

of Bondholder Debt pursuant to this subsection (b) will be

limited  to 237's and 1290's respective interests  in  the

property subject to the Bondholder Debt and neither 237 or

1290  nor  any  partner in either shall have any  personal

liability in connection with the Bondholder Debt.



     2.    O&Y and JMB, as partners in the Partnership and

the  "Conversion Partnerships" (as defined in paragraph  5

hereof),  and on behalf of themselves and their respective

affiliates, successors and assigns, agree that:

     (a)   the  result  of the transactions  described  in

paragraph  1 above will be, among other things,  that  O&Y

and  JMB will be deemed to have made capital contributions

to  2  Broadway Building and 2 Broadway Land in an  amount

equal to the respective

amounts  of the Bondholder Debt that they assume  pursuant

to

Mr. John Moore
October 14, 1994
Page 4



paragraph  1(a) above and that such capital  Contributions

will  no way be deemed to be reduced or otherwise affected

by  the  limitation of the liability of O&Y or JMB or  the

assumption  or  such  Bondholder  Debt  by  237  and  1290

described  in  said  paragraph  1  or  any  of  the  other

transactions or events described in said paragraph 1;

     (b)  By reason of the deemed capital contributions to

2 Broadway Building and 2 Broadway Land as hereinabove set

forth,  (i)  the  capital accounts of O&Y  and  JMB  in  2

Broadway Building and 2 Broadway Land will be increased by

the  amount of their respective deemed contributions,  and

(ii)  the deficit, if any, in the capital accounts of  O&Y

or  JMB in 2 Broadway Building or 2 Broadway Land will  be

eliminated for all purposes of 2 Broadway Building  and  2

Broadway  Land  and the respective partnership  agreements

for  the  same;  by  reason  of  the  assumption  of  such

Bondholder Debt by 237 and 1290 as aforesaid, the  capital

accounts  of  O&Y  and JMB in 237 and 1290,  respectively,

shall  be  reduced  by the amount of the  Bondholder  Debt

assumed  by  such  Partnership for  the  benefit  of  such

partner as aforesaid, i.e., the Bondholder Debt assumed by

O&Y  or JMB, as the case may be, as set forth in paragraph

l(a) hereof that is assumed in turn by such Partnership as

set forth in paragraph 1(b) hereof;

Mr. John Moore
October 14, 1994
Page 5



     (c)   following  the  sale of assets  of  2  Broadway

Building   and  2  Broadway  Land  or  of  the  Conversion

Partnerships  which are successors to 2 Broadway  Building

and  2  Broadway  Land  (whether or not  pursuant  to  the

"Purchase  Agreement"  described in paragraph  6  hereof),

neither  O&Y nor JMB will have a negative balance  in  its

capital  account in any of such Partnerships or Conversion

Partnerships and accordingly, even if such Partnerships of

Conversion  Partnerships  are  liquidated  following  such

sale, neither O&Y nor JMB will have any obligation to make

a   contribution  to  such  Partnerships   or   Conversion

Partnerships by reason of any provision in the partnership

agreement  of such Partnerships or Conversion Partnerships

(including,  but  not  limited  to,  Section  8.8  of  the

partnership  agreements  for 2  Broadway  Building  and  2

Broadway  Land  or  similar provision in  the  partnership

agreements    for   such   Conversion   Partnerships    or

requirements  of law or otherwise) to the  effect  that  a

partner in a partnership having a negative balance in  its

capital  account  is  obligated, upon the  dissolution  or

liquidation  of  such partnership, to contribute  to  such

partnership  an amount equal to all or a portion  of  such

negative  balance; (d) none of the transactions  described

or  referred  to  in this letter or the Summary  of  Terms

referred to in paragraph 3

Mr. John Moore
October 14, 1994
Page 6



hereof,  and  whether  such  transactions  are  considered

individually  or  collectively, will  be  deemed  to  have

caused  or  resulted in the dissolution or liquidation  of

237,  1290,  2 Broadway Building, 2 Broadway Land  or  the

Conversion Partnerships.  Accordingly, in addition to  the

matters  set forth in Subsection (c) above, none  of  such

transactions will have the effect of causing or  resulting

in any obligation ("Deficit Restoration Obligation") of  a

partner in a Partnership or Conversion Partnership  having

a   negative  balance  in  its  capital  account  in  such

Partnership   or   Conversion  Partnership   to   make   a

contribution  to  such  Partnership (whether  pursuant  to

Section 8.8 of the partnership agreement for each  of  the

Partnerships  or  similar  provision  in  the  partnership

agreements  for the Conversion Partnerships or requirement

of law or otherwise);



          (e)  the  parties acknowledge that no event  has

ever  occurred to the date of this letter which has caused

or  resulted  in a Deficit Restoration Obligation  of  any

present  or  past  partner with  respect  to  any  of  the

Partnerships.

     3.    The parties approve the Summary of Terms  dated

October  14,  1994, a copy of which is  attached  to  this

letter  as such Summary of Terms is supplemented  by  this

letter.

Mr. John Moore
October 14, 1994
Page 7

     4.    Even if the Plan referred to in the Summary  of

Terms  is not consummated or there is no approval  by  the

bankruptcy  court or the creditors of the Partnerships  of

the elimination of the Deficit Restoration Obligation, O&Y

and  JMB each agrees, effective upon the bankruptcy filing

referred  to in paragraph 3 of the Summary of Terms,  that

neither  it  nor  any  of  its affiliates,  successors  or

assigns will at any time assert that another partner has a

Deficit   Restoration  Obligation  under  the  partnership

agreement  of any Partnership, Conversion Partnerships  or

"New  Partnership" (as defined in the Summary  of  Terms),

regardless  of the facts or circumstances, including,  but

not  limited  to,  a  liquidation of such  Partnership  or

Conversion  Partnership or New Partnership and a  negative

capital  account  of  a  partner  at  the  time  of   such

liquidation.   The  agreement of  the  parties  under  the

foregoing  sentence will be deemed canceled in  the  event

JMB fails (i) to enter into the modifications any releases

contemplated by Sections 1 and 2 of the Summary of

Terms, or (ii) to fulfill its obligations under Section  3

of the summary of Terms to vote to accept the Plan, and to

execute  such documents as are required to be executed  by

it  pursuant to the Restructuring Proposal and  consistent

with   the  contemplated  Plan  as  a  partner   in   each

Partnership, Conversion Partnership or New

Mr. John Moore
October 14, 1994
Page 8


Partnership,  and  to take such other  actions  reasonably

requested  by  O&Y  in connection with  the  Restructuring

Proposal,  so  long  as the same do not  adversely  affect

JMB's  rights  and interests as otherwise contemplated  by

this letter and the Summary of Terms.



     5.   At JMB's option, prior to the bankruptcy filing,

the  assets of the Partnerships will be conveyed to  newly

formed    Delaware   limited   partnerships   ("Conversion

Partnerships") which O&Y or an affiliate of  O&Y  will  be

the 1% general partner and O&Y and JMB will be the limited

partners,   but  which  otherwise  will  have  provisions,

ownership and interests which are, in substance, the  same

as  contemplated for the Partnerships (after  the  changes

referred to in this letter and Section 1 of the Summary of

Terms  are  made).  If  the  Conversion  Partnerships  are

formed,  then  the New Partnerships will  be  amended  and

restated  versions of the relevant Conversion Partnerships

(and  the transfers to 2 Bway L.P., 237 L.P. and 1290 L.P.

referred  to in Sections 5(a) and 5(b) of the  Summary  of

Terms will not be necessary).



     6.    (a)   O&Y has executed on behalf of 2  Broadway

Land  and 2 Broadway building, as sellers, a purchase  and

sale agreement

Mr. John Moore
October 14, 19 94
Page 9


("Purchase  Agreement") dated July, 1994 with Ben  Ploiny,

Inc.  ("Purchaser"), as buyer, providing for the  sale  of

the  land and building and related assets of such sellers.

The  Purchase Agreement provides in part that it will  not

be  effective  unless JMB executes the same on  behalf  of

such  sellers on or before August 25, 1994 (as  such  date

has  been  or may be extended).  JMB agrees that  it  will

execute  the Purchase Agreement on behalf of such  sellers

as  a  general partner thereof and will execute such other

documents  as a general partner in 2 Broadway Land  and  2

Broadway Building as O&Y reasonably requests (so  long  as

the  same do not impose any recourse liability on JMB  nor

reduce any of its

rights  and  interests  as  contemplated  by  this  letter

agreement and the Summary of Terms).



     (b)    Olympia & York Massachusetts Financial Company

("MassFin"),  an  affiliate of O&Y, has obtained  or  will

obtain a consent by Citibank, N.A., as pledgee of the "JMB

Notes"  described in paragraph 6 of the Summary of  Terms,

to  the amendment of the JMB Notes and the substitution of

collateral  with respect thereto described in the  Summary

of  Terms, such consent ("Consent") being substantially in

the  form  attached to this letter. The Consent  provides,

among other things, that the

Mr. John Moore
October 14, 1994
Page 10

same  may not be modified, terminated or rescinded without

the  prior  approval of MassFin.  O&Y hereby  agrees  that

neither MassFin nor any of its successors or assigns  will

agree  to any such modification, termination or rescission

without  the prior written approval of JMB (and  O&Y  will

prevent  MassFin  and its successors and assigns  from  so

doing).



     The provisions of paragraphs 1, 2, 4 and 6 hereof are

final   and   binding  upon  the  parties.   The   parties

understand that, except for said paragraphs 1, 2, 4 and 6,

this  letter sets forth in summary fashion the  terms  and

conditions of certain agreements in principle and (i) does

not  represent  a  commitment of any  kind  or  waiver  or

relinquishment of any of the rights, remedies,  claims  or

collateral  of  O&Y  or JMB; and (ii) is  subject  in  all

respects    to   the   execution   of   final   definitive

documentation.   Matters not covered by  this  letter  are

subject to further discussion.



     If  this  letter sets forth our mutual understanding,

then  please so indicate by signing a copy of this  letter

at the place indicated below.

Mr. John Moore
October 14, 1994
Page 11

                             Yours very truly,


                               JMB/NYC   OFFICE   BUILDING
ASSOCIATES,
                             L P.

                             By:  Carlyle Managers, Inc.
                                  General Partner


                                  By:
                                      Stuart C. Nathan
                                      President


ACCEPTED AND AGREED TO:

O&Y EQUITY COMPANY, L.P.

By: O&Y Equity General Partner Corp.



    By:


O&Y NY BUILDING CORP.



By:
Mr. John Moore
October 14, 1994
Page 12

    The undersigned Olympia & York Massachusetts Financial
Company, hereby agrees that neither it nor any of its successors or assigns will agree to any modification, termination or rescission of the Consent referred to in paragraph 6 (b) or without the prior written approval of JMB.

                             OLYMPIA & YORK MASSACHUSETTS
                             FINANCIAL COMPANY

                              By:   O&Y  (U.S.)  Financial
Company,
                                  General Partner

                             By:  O&Y (U.S.) Development
                                   Company, L.P.,  General
Partner

                              By:   O&Y (U.S.) Development
General
                                   Partner Corp.,  General
Partner


                                  By:
                                      Name:
                                      Title:
                                                 October 14, 1994

                       OLYMPIA & YORK - JMB

              Restructuring of Partnerships Owning
             2 Broadway, 1290 Avenue of the Americas
                      and 237 Park Avenue

                        SUMMARY OF TERMS

     The  following  sets  forth in  summary  fashion  the
general  terms  and  conditions of certain  agreements  in
principle between O&Y Equity Company, L.P. ("Equity"), O&Y
NY  Building  Corp.  ("Building Corp"  and  together  with
Equity,  "O&Y")  and  JMB/NYC Office Building  Associates,
L.P.  ("JMB") with respect to 2 Broadway  ("2 Bway"), 1290
Avenue  of  the  Americas ("1290")  and  237  Park  Avenue
("237")    and    the    respective   partnerships    (the
"Partnerships")  that  own  2  Bway,  1290  and  237  (the
"Properties").

          This Summary of Terms (i) does not represent a commitment of any kind or a waiver or relinquishment of any of the rights, remedies, claims or collateral of O&Y or JMB, and (ii) is subject in all respects to internal approval by O&Y and JMB and the execution of final, definitive documentation. Matters not covered by this Summary of Terms are subject to further discussion.

1.  Modification of Partnership Agreements

           As soon as practicable, and prior to the bankruptcy filing described in Paragraph 3 below, the partnership agreement of each of the Partnerships will be modified (and O&Y, JMB and the Partnerships will enter into such other agreements as shall be appropriate) to provide as follows:

          a)  Distributions.  All available cash (revenues
from  all  sources, including net cash flow  and  sale  or
refinancing proceeds, minus (x) all expenditures, (y)  the
fees  described  in  paragraph 1(d) (iii)  below  and  (z)
reserves   required  under  loan  documents  or  otherwise
established by O&Y) will be distributed (i) first  to  O&Y
until  O&Y  receives its Preference Amount (as hereinafter
defined)   plus  interest  at  9%  per  annum,  compounded
monthly,  from May 1, 1994 and then (ii) pro rata  to  the
partners  (53.5%k  to O&Y and 46.5% to  JMB)  (with  JMB's
share being first applied to the JMB Notes as described in
paragraph  6  below).   The  Preference  Amounts  will  be
$58,900,000 for 1290, $27,800, 000 for 237 and $33,300,000
for  2  Bway)  (subject  to  reallocation  of  any  unpaid
Preference Amount from one Property to the others upon the sale of such Property).

          (b)  Pooling of Funds. Cash from 1290, 237 and 2
Bway  will  be  "pooled",  such that,  unless  O&Y  elects
otherwise,  (i)  cash  from  one  Partnership  that  would
otherwise be available for
distribution,  must be loaned to the other  Partnership(s)
to  the  extent the other Partnerships need it to cover  a
shortfall   between   expenditures  and   revenues   (plus
available  reserves), and (ii) cash from  one  Partnership
that would otherwise be available
for  distribution to its partners pro rata  (i  e.,  under
clause  1(a)  (ii)  above) must be  loaned  to  the  other
Partnership(s) to the extent O&Y has not yet  received  in
full  its Preference Amount plus interest from such  other
Partnerships, (iii) cash reserves of the partnerships  may
be   commingled,   but  withdrawals   therefrom   by   one
Partnership  in  excess of its deposits  thereto  will  be
treated  as  loans  by  the  other  Partnerships  to   the
withdrawing
Partnership, and (iv) all such loans must be repaid,  with
interest   at   9%   per  annum,  before   the   borrowing
Partnerships makes any distributions.

         (c) Tax Allocations. For calendar years 1994 and thereafter, tax allocations shall be made as described in Exhibit A hereto.

         (d) Management.

              (i)    Equity will have exclusive power  and
authority  to make all Partnership decisions and  to  take
all  Partnership  actions, including, without  limitation,
leasing,  management, sale or refinancing of the Property.
Except  (A)  in connection with the Plan (as described  in
paragraph  3  below) and (B) as described in  subparagraph
(d)(ii)  below, JMB will have no right to approve or  veto
any  Partnership decision or action. Without limiting  the
generality  of  the  foregoing  (except  as  described  an
subparagraph (d)(ii) below), (x) JMB shall have  no  right
to  approve  or  veto the entry into, or the modification,
termination  or enforcement of, agreements or transactions
with  O&Y affiliates (including, without limitation, loans
from   and   leases  and  services  contracts  with,   O&Y
affiliates), (y) JMB shall have no right of first  refusal
(or  first  offer) with respect to any sale of a Property,
and  (z) JMB shall have no right to propose or oppose  any
sale   or  refinancing.   In  taking  actions  and  making
decisions on behalf of each Partnership, Equity will owe a
fiduciary  duty  to  JMB,  as  its  partner,  as  to   all
Partnership matters, including, without limitation, all matters set forth in this paragraph 1(d).

               (ii)     Except  in  connection  with   the
resolution of an event of default under a mortgage  (i.e.,
a foreclosure, a transfer to the mortgagee or its designee
in  lieu  of  foreclosure, or a sale to a third  party  to
avoid a reasonably foreseeable
foreclosure),  Equity may not sell  237  or  1290  without
JMB's  consent  (which  may be  withheld  by  JMB  in  its
absolute discretion in the case of clause (A), but may not
be  unreasonably withheld in the case of clause (B)),  (A)
for any price if the closing will
occur  prior  to 1999 and (B) for a price  that  does  not
exceed the Debt Balance (as hereinafter defined) allocable
to  such  Property  if the Closing will occur  during  the
period from January 1, 1999
through April 1, 2001, provided that, if such price for  a
sale  during  such period does exceed such  Debt  Balance,
then  equity shall first give JMB notice of its intent  to
sell  and  an  opportunity to purchase  O&Y's  Partnership
interest for a price equal to the net proceeds that  would
have  been distributed to O&Y after the intended sale (and
(i)  JMB will be required to cause O&Y to be released from
all recourse liability under the mortgage
loan   and   (ii)  the  procedure  for  giving  JMB   such
opportunity will otherwise be analogous to 6.2D(1) of  the
existing  Partnership agreements).  Without  limiting  the
generality  of  the foregoing, Equity may  not  cause  the
Partnership  that owns 237 or 1290 to file  a  Chapter  11
bankruptcy petition without JMB's consent if the  petition
is  filed in furtherance of a pre-arranged plan to make  a
sale  of  237 or 1290 that would not be permitted  without
JMB's consent as provided above.  The "Debt Balance" shall
mean   the  outstanding  balance  of  the  mortgage   debt
allocable to the Property in question as of the date hereof (after accounting for the October 1994 payment and the debt assumptions being made on the date hereof) (i.e.
$365,951,817  for  237  and $549,130,250  for  1290)  plus
interest and other accruals thereon between the date hereof and the date of such sale, less payments on such mortgage debt between the date hereof and the date of such sale. JMB shall have no right to approve or propose, and no right of first refusal, right of first offer or opportunity to purchase with respect to, any sale of a Property that will close after April, 2001.

             (iii) The existing management agreements with an O&Y affiliate shall be modified to provide for the following fees (alternatively, O&Y or its affiliate shall be entitled to receive equivalent amounts, whether or not characterized as fees, under one or more agreements other than such management agreements):

                                (A)   Property  Management
                    fees:  based on a percentage of  gross
                    revenues  from tenants, in  accordance
                    with    the    provisions    of    the
                    Restructuring       Proposal       (as
                    hereinafter defined).

                               (B)  Asset management fees:
                    0.5%  of Gross Asset Value in each  of
                    the  first  two years; .35%  of  Gross
                    Asset  Value each year thereafter.   "
                    Gross    Asset   Value"   means    net
                    operating   income  of  the   Property
                    divided  by .09.  The asset management
                    fee   will  be  computed  and  payable
                    quarterly   based  on   the   previous
                    quarter's  net  operating  income,  as
                    further     described      in      the
                    Restructuring Proposal.
                               (C)   Leasing  commissions:
                    Standard lease commissions on  leasing
                    transactions    not    involving     a
                    Commission  to an outside broker,  and
                    a   50%  override  on  commissions  to
                    outside brokers.

Such fees (or equivalent amounts) may be modified from time to time as permitted under the mortgage loan then affecting each Property. The continued payment of such fees (or equivalent amounts) to O&Y or its affiliate shall not be regarded as a breach of O&Y's fiduciary duty to JMB.
             (e)    Accounting.

             (i)     The Partnerships' fiscal year for all
purposes will be the calendar year.

             (ii)   JMB will prepare the Partnerships' tax
returns  in  accordance with the provisions  of  paragraph
1(c),  through the year in which the Plan is  consummated.
O&Y   shall  give  its  approval  or  disapproval  to  the
allocations to JMB included in
such proposed returns within ten business days after JMB provides them to O&Y. O&Y will prepare each Partnership's tax returns for each year (if any) after the year in which the Plan is consummated, if such Partnership continues to exist, and will provide to JMB for its information (A) by January 31 of each subsequent year the amount of JMB's tax allocation for the preceding year and (B) such tax returns at least five business days before the filing thereof.

              (iii)   O&Y  will cause annual audited  GAAP
financial   statements  to  be  prepared  for   1994   and
subsequent years. If JMB desires to have its own audit performed or additional statements or reports prepared, it may do so at its expense. O&Y will give its approval or disapproval to the results of any such JMB audit within ten business days after the delivery of the audit report to O&Y.

             (f)    Transfers of Partnership Interests.

                     (i)  O&Y will have the right, without
obtaining JMB's consent and without giving JMB any right of first refusal (or first offer), to sell, transfer, assign, pledge, collaterally assign and grant security interests in (collectively, "Transfer") all or part of its Partnership interests.

                     (ii)   JMB  shall have  no  right  to
Transfer all or part of its Partnership interests without O&Y's consent, which may not be unreasonably withheld
(although it shall be considered reasonable for such consent to be withheld if such a Transfer by JMB could expose O&Y to a risk of gains or transfer tax liability hosed upon an aggregation of such Transfer with a past or planned future Transfer by O&Y).

          (g) Capital Contributions. No partner will be required to make any additional capital contributions; and the partners' obligation to restore deficits in their capital accounts upon the liquidation of a Partnership
("Deficit Restoration Obligations") will be eliminated, effective upon consummation of the Plan.

2.  Releases

           Upon   the   modification  of  the  partnership
agreements  of the Partnerships, O&Y and JMB will  deliver
mutual  releases  with  respect to  all  prior  agreements
(including  the unmodified partnership agreements  of  the
Partnerships,  the  Basic  Agreements  under   which   JMB
acquired   its  interests,  and  any  guarantees  relating
thereto,   but  excluding  the  JMB  Notes   and   related
agreements),  and  such  releases  shall  apply   to   all
predecessors of
O&Y and JMB, respectively, as parties to such agreements.

3.   Bankruptcy

          As  soon  as practicable, the Partnerships  will
file  a pre-arranged bankruptcy case under chapter  11  of
the  Bankruptcy  Code.  Prior to such filing,  a  plan  of
reorganization   for   the  Partnerships   (the   "Plan"),
including  forms  of  documentation  providing   for   the
restructuring of the mortgage debt of the Partnerships and
the  sale  of  2  Bway, and containing the provisions  set
forth   below   (including,  but  not  limited   to,   the
elimination  of  the Deficit Restoration Obligations  with
respect  to  the  Partnerships)  will  be  negotiated  and
approved   by   O&Y  and  the  steering   Committee   (the
"Committee"  )  of  the  mortgage  debt  bondholders  (the
"Bondholders")  (which  Committee  currently  consists  of
holders  of  approximately 63% of  the  principal  of  the
bonds).   O&Y  will give JMB reasonable notice  of  and  a
reasonable  opportunity  to  participate  in,  negotiating
sessions with the
Committee or the Bondholders.  O&Y will also update JMB on
a  weekly basis regarding the past week's discussions with
the Committee or the Bondholders and the expected schedule
thereof for the following week.  JMB has received  a  copy
of  the Restructuring Proposal dated June 30, 1994,  among
the  Partnerships  and the Committee  (the  "Restructuring
Proposal").   JMB   hereby  approves   the   Restructuring
Proposal.  JMB agrees (a) to execute such documents as are
required   to   be   executed  by  it  pursuant   to   the
Restructuring Proposal (as part of the approved Plan) as a
partner in each Partnership, Conversion Partnership or New
Partnership,  including but not limited to the  pledge  of
its  partnership  interests provided in the  Restructuring
Proposal and related financing statement and (b)  to  take
such   other  actions  reasonably  requested  by  O&Y   in
connection with the Restructuring Proposal, so long as the
execution of such documents or the
taking  of  such  actions  does not  materially  adversely
affect   JMB's   rights   and   interests   as   otherwise
contemplated  by the LOI and this Summary of  Terns.   The
Plan  (i) will implement the Restructuring Proposal,  (ii)
will provide for the elimination of
the  Deficit Restoration Obligations with respect  to  the
Partnerships (and any Conversion Partnerships)  and  (iii)
will   otherwise  be  substantially  consistent,  in   all
respects  materially affecting JMB, with the Restructuring
Proposal,  this summary of terms and the letter of  intent
to  which  it is attached (the "LOI"), except for  changes
approved  by  JMB, which approval will not be unreasonably
withheld  so long as the same do not materially  adversely
affect   JMB's   rights   and   interests   as   otherwise
contemplated  by  the  LOI and this Summary  of  Terms  or
impose  any personal liability on JMB or derogate  in  any
way  any of the provisions referred to in clauses (ii)  or
(iii) of this sentence.  The term "Plan", as used in  this
Summary  of  Terms, means and is limited to  the  plan  of
reorganization  described an the next preceding  sentence.
The  Plan  will  provide that if JMB votes to  accept  the
Plan,  it will receive the treatment provided for  in  the
Restructuring Proposal and this summary of terms. The Plan
will further provide that if JMB votes to reject the Plan,
it   will  receive  no  distribution  on  account  of  its
partnership   interests  in  the   Partnerships   or   any
Conversion Partnerships (as defined an the LOI), and its existing partnership interests in the Partnerships and any Conversion Partnerships shall be extinguished. O&Y agrees that it will support the elimination of the Deficit
Restoration Obligations with respect to the Partnerships and any Conversion Partnerships and the approval of such elimination by the creditors of each Partnership and Conversion Partnership and the bankruptcy court.

4.  New Partnerships

          Upon  the  consummation of  the  Plan,  two  new
Delaware  limited  partnerships (the  "New  Partnerships")
will be formed (which are referred to herein as "1290  LP"
and  "237  LP").  The sole general partner (the  "GP")  of
each New Partnership will be a
Delaware business trust, and the limited partners of  each
New  Partnership will be O&Y (and/or its affiliate(s)) and
JMB.  The trustee of the GP trust will be an institutional
trustee  (the  "Institutional Trustee"), selected  by  the
Bondholders   or   by  O&Y  with  the  approval   of   the
Bondholders, and the beneficiary of the GP trust  will  be
O&Y  (and/or  its  affiliate(s)).  Alternatively,  the  GP
trust  may have Equity (or its affiliate), as well as  the
Institutional  Trustee,  as trustees.   The  Institutional
Trustee  will  delegate  to  O&Y  or  its  affiliate   (as
co-trustee or as manager of the Property) all of its power and authority to act as GP, except the Institutional
Trustee will retain authority with respect to certain major decisions (including sole authority to make any bankruptcy filing by a New Partnership) to be agreed upon between O&Y and the Bondholders.
5.  Transfer of Properties
     (a) 2 Bway. Upon or prior to consummation of (and in a manner not inconsistent with) the Plan, 2 Bway will be sold to a third party. If appropriate, a third New
Partnership will be formed to acquire any remaining assets of the Partnership that owns 2 Bway (including the proceeds of the sale; but excluding, to the extent not transferable, real estate tax refund claims), but such assets will be subject to the provisions respecting them set forth in the Restructuring Proposal.

          (b)  1290 and 237.  Upon consummation, 1290  and
237 (and all the other assets of the Partnerships that own
them)  will  be  transferred  to  1290  LP  and  237   LP,
respectively.

6.  JMB Notes

         The purchase money notes (the "JMB Notes") issued
by  JMB to an affiliate of O&Y, which have been pledged by
such  affiliate to Citibank, will be amended (i) prior  to
the bankruptcy filing (A) to provide for any distributions
to  JMB  from  any of the Partnerships to  be  applied  to
payment  of  such of the JMB Notes as the  holder  elects,
except  that distributions from 237 and 1290  may  not  be
applied  to more than $l9 million of the JMB Note relating
to  2  Bway, and (B) to extend the maturity date to  2004,
(ii)  upon  the sale of 2 Bway, to cancel any indebtedness
under  the  JMB Note relating to 2 Bway in excess  of  $l9
million, and (iii) concurrently with the transfers of  the
Properties,  to  reflect  such  transfers  and   the   New
Partnership agreements; provided that, unless Citibank consents to the extension of maturity described in clause
(i)(B), the amendment referred to in clause (i)(A) will not be effective. JMB will execute new pledge agreements
(and UCC-1 Financing Statements), pledging its interests in the New Partnerships to secure (on a cross-collateralized basis) the amended JMB Notes.

7.  New Partnership Agreements

         The Partnership agreement of each New Partnership will reflect the following:

          (a)  Distributions. All available cash  will  be
distributed  (i) first to O&Y until O&Y receives  its  New
Preference  Amount (as hereinafter defined) plus  interest
at 9%
per  annum, compounded monthly, from May 1, 1994 and  then
(ii) pro rata to the partners (1% to the GP, 52.5% to  O&Y
and 46.5% to JMB) (with JMB's share being first applied to
the  JMB  Notes  as described above). The  New  Preference
Amounts will be $81,500,000
for  1290 and $38,500,000 for 237 (in each case, (x)  less
any proportionate share of distributions made in reduction
of   the   Preference  Amounts  after  May  l,   1994   as
contemplated by paragraph 1(a) (i) above and (y) subject to reallocation of any unpaid New
Preference Amount from one Property to the other upon the sale of such Property).

          (b)  Pooling of Funds.  Cash from 1290  and  237
will  be "pooled", such that, unless O&Y elects otherwise,
(i) cash from one New Partnership that would otherwise  be
available  for distribution, must be loaned to  the  other
New Partnership to the
extent  the  other New Partnership needs  it  to  cover  a
shortfall   between   expenditures  and   revenues   (plus
available   reserves),  and  (ii)  cash   from   one   New
Partnership   that  would  otherwise  be   available   for
distribution to its partners pro rata (i.e., under clause 7(a) (ii) above) must be loaned to the other New
Partnership to the extent O&Y has not yet received in full its Preference Amount plus interest from such other New
Partnership, (iii) cash reserves of the New Partnerships nay be commingled, but withdrawals therefrom by one New Partnership in excess of its deposits thereto will be treated as loans by the other New Partnership to the withdrawing New Partnership, and (iv) all such loans must be repaid, with interest at 9% per annum, before the borrowing New Partnership makes any distributions.

          (c) Tax Allocations. Tax allocations shall be made as described in Exhibit A hereto.

         (d) Management.

              (i)   The  GP will have exclusive power  and
authority  (subject to its delegation thereof  to  O&Y  as
described   in  paragraph  4  above)  to  make   all   New
Partnership decisions and to take all Partnership actions,
including,  without limitation, leasing, management,  sale
or  refinancing of the Property.  Except as  described  in
subparagraph  (d) (ii) below, JMB will have  no  right  to
approve  or  veto any New Partnership decision or  action.
Without  limiting the generality of the foregoing  (except
as described in subparagraph (d)(ii) below), (x) JMB shall
have  no right to approve or veto the entry into,  or  the
modification, termination or enforcement of, agreements or
transactions  with  O&Y  affiliates  (including,   without
limitation,  loans  from and leases and service  contracts
with,  O&Y  affiliates), (y) JMB shall have  no  right  of
first refusal (or first offer) with respect to
any sale of a Property, and (z) JMB shall have no right to
propose  or  oppose  any sale or refinancing.   In  taking
actions  and  making  decisions  on  behalf  of  each  New
Partnership, the GP will owe a fiduciary duty to the limited partners, as to all New
Partnership matters, including, without limitation, all matters set forth in this paragraph 7(d).

           (ii)         Except  in  connection  with   the
resolution of an extent of default under a mortgage (i.e.,
a  foreclosure, transfer to the mortgagee or its  designee
in lieu of foreclosure,
or  a  sale  to  a  third  party  to  avoid  a  reasonably
foreseeable  foreclosure), GP may not  sell  237  or  1290
without JMB's consent
(which  may  be withheld by JMB in its absolute discretion
in  the  case  of clause (A), but may not be  unreasonably
withheld in the case of clause (B)), (A) for any price  if
the  closing will occur prior to 1999 and (B) for a  price
that  does not exceed the Debt Balance allocable  to  such
Property if the closing will occur during the period  from
January  1, 1999 through April 1, 2001, provided that,  if
such  price for a sale during such period does exceed such
Debt  Balance, then the GP shall first give JMB notice  of
its  intent  to sell and an opportunity to purchase  O&Y's
Partnership interest (and beneficial interest  in  the  GP
trust)  for  a price equal to the net proceeds that  would
have  been distributed to O&Y after the intended sale (and
(i)  JMB will be required to cause O&Y to be released from
all  recourse liability under the mortgage loan  and  (ii)
the   procedure  for  giving  JMB  such  opportunity  will
otherwise  be  analogous  to   6.2D(1)  of  the   existing
Partnership agreements).  Without limiting the  generality
of the foregoing, the GP may not cause the New Partnership
that  owns  237  or 1290 to file a Chapter  11  bankruptcy
petition without JMB's consent if the petition is filed in
furtherance of a pre-arranged plan to make a sale  of  237
or 1290 that would not be permitted without JMB's consent as provided above. JMB shall have no right to approve or propose, and no right of first refusal, right of first offer or opportunity to purchase with respect to, any sale of a Property that will close after April 1, 2001.

             (iii)  Each New Partnership will enter into a
management  and  leasing agreement with an  O&Y  affiliate
providing  for  (or  O&Y or its affiliate  will  otherwise
become  entitled to receive), the same fees (or equivalent
payments) as are described in Paragraph 1(d) (iii).   Such
fees  (or payments) may be modified from time to  time  as
permitted  under  the  mortgage loan then  affecting  each
Property.   The  continued  payment  of  such   fees   (or
equivalent amounts) to O&Y or its affiliate shall not be regarded as a breach of O&Y s fiduciary duty to JMB.

         (e) Accounting

              (i)    The New Partnerships' fiscal year for
all  purposes will be the calendar year.

             (ii)   JMB will prepare the New Partnerships'
tax returns in accordance with the provisions of paragraph
7(c), for the year in which the Plan is consummated.   O&Y
shall  give its approval or disapproval to the allocations
to  JMB  included  in  such proposed  returns  within  ten
business  days after JMB provides them to O&Y.   O&Y  will
prepare  the  New  Partnerships'  tax  returns  for   each
subsequent   year  and  will  provide  to  JMB   for   its
information (A) by January 31 of each year after a year in
which  O&Y has prepared such returns the amount  of  JMB's
tax  allocation for the preceding year and  (B)  such  tax
returns  at  least  five business days before  the  filing
thereof.
              (iii)    O&Y will cause annual audited  GAAP
financial  statements to be prepared for each fiscal  year
of  the  New Partnerships, within the time period required
under  the New Partnerships' mortgage.  If JMB desires  to
have  its own audit performed or additional statements  or
reports  prepared  it may do so at its  expense.   If  any
limited partner desires to have an audit performed or additional statements or reports prepared, it may do so at its expense. O&Y will give its approval or disapproval to the results of any such JMB or limited partner audit within ten business days after the delivery of the audit report to O&Y.

         (f)  Transfers of Partnership Interests.

              (i)     The GP and O&Y (and their successors
and  assigns) will have the right, without obtaining JMB's
consent  and without giving JMB any right of first refusal
(or  first  offer),  to  sell  transfer,  assign,  pledge,
collaterally  assign  and  grant  security  interests   in
(collectively,  "Transfers") all  or  part  of  their  New
Partnership interests and/or the beneficial interest in the GP trust.

              (ii)    JMB shall have no right to  Transfer
all or part of its New Partnership interests without the GP's consent, which may not be unreasonably withheld
(although it shall considered reasonable for such consent to be withheld if such a Transfer by JMB could expose O&Y to a risk of gains or transfer tax liability based upon an aggregation of such Transfer with a past or planned future
Transfer by O&Y).

          (g) Capital Contributions. No partner will be required to make any Capital Contributions (other than nominal initial contributions, to the extent required to form the Partnerships) or loans to the New Partnerships.
No partner will have any Deficit Restoration Obligations.

8.  Legal Fees

          The  reasonable legal fees and expenses of  O&Y,
JMB  and the Partnerships incurred heretofore or hereafter
in  connection with the Restructuring Proposal,  the  LOI,
this  Summary  of Terms, the transactions contemplated  by
any of the foregoing, and the controversies related to  or
resulting  in  any  of the foregoing or such  transactions
(collectively  herein called the "Restructure")  shall  be
paid  from available Property cash (and O&Y and JMB  shall
each  receive  prompt  reimbursement from  such  available
Property cash for any such legal fees and expenses paid by
it).   For  purposes  of this paragraph  8,  however,  the
maximum  amount  of such legal fees and expenses  paid  or
incurred by JMB in connection with the Restructure for the
period  prior  to  September  1,  1994  as  deemed  to  be
$250,000.   O&Y  will promptly submit to the Partnerships,
the Conversion Partnerships or the New Partnerships, as
appropriate, for payment from available Property cash, all
statements  from  JMB or its counsel for  such  reasonable
legal  fees and expenses. In the event that for any reason
(including, but not limited to, a determination  that  any
such payments are not in compliance with the Restructuring
Proposal),  JMB  shad  not  receive  such  payments   from
available Property cash, then O&Y will pay JMB such portion, if any, of such legal fees and expenses as shall be necessary so that O&Y and JMB will each bear (without reimbursement from Property cash) the same percentage of its legal fees and expenses incurred in connection with the Restructure.
                           Exhibit A


                    Certain Tax Allocations

    (1)  2 Broadway

          (a)  Assumption of 2 Broadway debt  by  partners
pursuant to separate Assumption Agreements and movement of
that   debt  to  1290  Associates  and  237  Park   Avenue
Associates will be treated as capital contributions  to  2
Broadway  and distributions from 1290 Associates  and  237
Park Avenue Associates.

          (b)  JMB's share of the loss from sale of the  2
Broadway property for $15 million will equal approximately
$75 million.

    (2)  1290

          As  a result of the debt restructuring, the debt
inside  1290 Associates will be reallocated in  accordance
with  the  current  section 752  Regulations.   This  will
result  in a deemed distribution to JMB in excess  of  its
basis.   Thereafter, on a going-forward basis, there  will
be further reallocation of debt away from JMB's since no depreciation will be allocated to it.

    (3)  Operating Allocations

          The partnership agreements will be amended to provide:

          (a) All future deductions and losses (except for loss on disposition of properties) will be allocated to O&Y.

          (b) Operating income will be allocated to JMB to the extent of any cash distributions received by JMB. All other gross operating income will be allocated to O&Y.

         (c) Gain or loss from disposition of the property will be allocated in the same manner as under the existing partnership agreements.